SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report:  May 17, 2005


                            The Topps Company, Inc.
             (Exact name of registrant as specified in its charter)



    Delaware                     001-15817               95-1567322
(State or other            (Commission File No.)      (I.R.S. Employer
jurisdiction of                                       Identification No.)
corporation


   One Whitehall, New York, NY                             10004
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code     (212) 376-0300


                                       N/A
         (Former name or former address, if changed since last report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications purusuant to Rule 13e-4(c) under the Exchange Act (17 CRF240.13e-4(c))

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                                   SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalft by the undersigned hereunto duly authorized.

                                                THE TOPPS COMPANY
                                                -----------------
                                                    Registrant

                                                By:  /s/ Catherine K. Jessup
                                                ----------------------------
                                                     Catherine K. Jessup
                                               Vice President CFO & Treasurer


Date:  May 17, 2005

FOR IMMEDIATE RELEASE


The Topps Company, Inc. Responds to Market Rumors NEW YORK, May 17, 2005-- The Topps Company, Inc. (TOPP) today made the following statement in response to market rumors:

In 2004, the Board of Directors of The Topps Company authorized management to retain an outside consulting firm to conduct a thorough strategic review of its domestic businesses, and to help develop opportunities to increase shareholder value.

As an outgrowth of that strategic review, in early 2005 the Board retained Lehman Brothers to study various alternatives, including without limitation, the evaluation of a sale of the Company's confectionery business. That study is ongoing. However, no decision has been made at this point as to whether any sale or other transaction will be pursued.

Additionally, the Board also authorized the outside consulting firm to conduct a second phase of the strategic review focused on improving operational processes, methods and procedures across the entire business, domestic and international. That review is expected to be completed in the next 90 days.

As previously disclosed, the Company suspended its stock repurchases during its fiscal fourth quarter and will continue in that mode until a public announcement regarding repurchases is made. Moreover, the Company does not intend to make any further comments in response to rumors concerning any asset sale or similar transaction unless a definitive agreement about such an event has been executed.


IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Topps will be filing a proxy statement with a White proxy card for the election of directors nominated by the Board of Directors with the Securities and Exchange Commission (SEC). TOPPS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain free copies of the Proxy Statement filed with the SEC by Topps through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the Proxy Statement from Topps by contacting Corporate Secretary, c/o The Topps Company, Inc., One Whitehall Street, New York, NY 10004.

Topps and its directors and executive officers will be soliciting proxies from stockholders of The Topps Company Inc. in connection with the election of directors nominated by the Board of Directors. Information concerning these participants and their interests in the solicitation will be set forth in the proxy statement regarding the election of directors when it is filed with SEC.



ABOUT THE TOPPS COMPANY, INC.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information, visit http://www.topps.com.


This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.